UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 15, 2009

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

2007 Warrant.  On July 15, 2009, WorldGate Communications, Inc. (the “Company”) amended the exercise price of the Warrant to Purchase Common Stock of WorldGate Communications, Inc., dated September 24, 2007 (the “2007 Warrant”), representing rights to purchase 2,564,102 shares of common stock, par value $0.01 (“Common Stock”), held by Antonio Tomasello and that expires on September 23, 2012.

The exercise price of the 2007 Warrant was amended to (a) $0.25 per share of Common Stock if the 2007 Warrant is exercised in full prior to September 15, 2009, (b) $0.31 per share of Common Stock if the 2007 Warrant is exercised in full on or after September 15, 2009 but prior to November 15, 2009, or (c) $0.39 per share of Common Stock if the 2007 Warrant is exercised in full on or after November 15, 2009 or is exercised in part at any time.

2004 Warrants and 2005 Warrants.  As more fully described in the Company’s Current Report on Form 8-K filed with the SEC on June 26, 2009, the Company amended

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the exercise price and other provisions of certain Series A Warrants to Purchase Common Stock of WorldGate Communications, Inc. issued June 23, 2004 and certain Series B Warrants to Purchase Common Stock of WorldGate Communications, Inc. issued June 23, 2004 (collectively, the “2004 Warrants”), representing rights to purchase, in the aggregate, 8,771,954 shares of Common Stock and that would have expired on June 23, 2009.  The exercise price of the 2004 Warrants was amended to $0.25 per share of Common Stock and the expiration date of the 2004 Warrants was amended to August 7, 2009; and

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the exercise price and other provisions of certain Warrants to Purchase Common Stock of WorldGate Communications, Inc. issued August 3, 2005 (collectively, the “2005 Warrants”), representing rights to purchase, in the aggregate, 513,333 shares of Common Stock and that expire on August 3, 2010.  The exercise price of the 2005 Warrants was amended to $0.25 per share of Common Stock.

As of June 23, 2009, certain 2004 Warrants and all of the 2005 Warrants were exercised, resulting in the Company issuing 3,880,000 shares of Common Stock and in return the Company received $970,000 in aggregate cash proceeds.  After June 23, 2009 through the date hereof, certain additional 2004 Warrants were exercised (including a significant number of 2004 Warrants held by an affiliate of Antonio Tomasello), resulting in the Company issuing 5,205,287 shares of Common Stock and in return the Company received $1,301,321.75 in cash proceeds.  The Company incurred $39,000 of fees pursuant to the transfer of the 2004 Warrants and 2005 Warrants from the original warrantholders that were not interested in exercising the warrants to new warrantholders.  The Company expects to use the aggregate net proceeds of $2,271,321.75 from the exercise of the 2004 Warrants and 2005 Warrants primarily for working capital purposes.  As of the date hereof, 2004 Warrants representing the right to purchase 200,000 shares of Common Stock remain outstanding with an expiration date of August 7, 2009.

WGI Warrant.  As more fully described in the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2009, the Company issued to WGI Investor LLC, a Delaware limited liability company (“WGI”), a warrant to purchase up to 140.0 million shares of Common Stock (the “Anti-Dilution Warrant”), at an exercise price of $0.01 per share under certain circumstances, including if the Company issues any capital stock upon the exercise or conversion of any warrants that were outstanding as of April 6, 2009 (“Existing Contingent Equity”).   The   9,085,287 shares of Common Stock issued in connection with the exercise of the 2004 Warrants and 2005 Warrants discussed above resulted in WGI having the right to purchase an aggregate of 15,469,542 shares of Common Stock at an exercise price of $0.01 per share under the Anti-Dilution Warrant.   In addition, any shares of Common Stock issued in connection with any exercise of the remaining outstanding 2004 Warrants representing the right to purchase 200,000 shares of Common Stock would similarly result in shares becoming exercisable under the Anti-Dilution Warrant equaling 1.7027027 multiplied by the number of shares of Common Stock issued in connection with any exercise of outstanding 2004 Warrants.

The Form of Amendment No. 1 to Warrant Agreement with respect to the 2007 Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference into this Current Report on Form 8-K.

Item 3.02.        Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities discussed in Item 1.01 were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Amendment No. 1 to Warrant Agreement with respect to the 2007 Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

Dated: July 20, 2009	By:	/s/ Christopher V. Vitale
	Name:	Christopher V. Vitale
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Amendment No. 1 to Warrant Agreement with respect to the 2007 Warrant